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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K


                                    CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported): May 19, 1998


                            HUNTSMAN PACKAGING CORPORATION
                (Exact name of registrant as specified in its charter)


Utah                               333-40067               87-0496065
(State or other jurisdiction    (Commission File          (IRS Employer
 of incorporation)                   Number)         Identification Number)


          500 Huntsman Way
          Salt Lake City, Utah                                   84108
          (Address of principal executive offices)               (Zip Code)

                                    (801) 532-5200
                 (Registrant's telephone number, including area code)

                                    Not Applicable
            (Former name or former address, if changed since last report.)



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ITEM 2.   ACQUISITION OF ASSETS

     On May 19, 1998, Huntsman Packaging Corporation ("Huntsman"), through its wholly-owned subsidiary, VA Acquisition Corp. ("Acquisition Corp"), acquired pursuant to a tender offer (the "Tender Offer Acquisition"), 9,819,669 shares of Common Stock ("Shares"), of Blessings Corporation, ("Blessings"), representing approximately 97% of the outstanding Shares of Blessings, at a purchase price of $21.00 per share net to the seller in cash. Blessings' operating companies are leading producers and converters of polyethylene and polypropylene films for the personal care, medical and packaging industries. The Tender Offer Acquisition occurred in accordance with an Agreement and Plan of Merger (the "Merger Agreement") dated April 7, 1998, by and among Huntsman, Acquisition Corp. and Blessings pursuant to which Huntsman, through Acquisition Corp., agreed to purchase all of the outstanding Shares of Blessings. Also on May 19, 1998, pursuant to the terms of the Merger Agreement, Acquisition Corp. merged with and into Blessings, and Blessings became a wholly-owned subsidiary of Huntsman (the "Merger"). In the Merger, each outstanding Share (other than (i) Shares held by Blessings, Huntsman, Acquisition Corp. or any wholly-owned direct or indirect subsidiary of any of them and (ii) Shares held by stockholders, if any, who perfect their appraisal rights under Delaware law) was converted into the right to receive $21.00 in cash.

     The aggregate purchase price for the acquisition of Blessings (the "Blessings Acquisition") was approximately $270 million (including the assumption of an estimated $55 million of Blessings existing indebtedness). The aggregate purchase price was determined based upon several factors, including evaluations of Blessings, the market price of Blessings Shares, and negotiations with the management and directors of Blessings. The financing for the Blessings Acquisition was provided under a $510 million amended and restated Credit Agreement (the "Credit Agreement") dated as of May 14, 1998, among Huntsman and a syndicate of financial institutions, for which The Chase Manhattan Bank serves as administrative agent.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a)-(b) Financial statements and pro forma financial information required to be filed by the registrant shall be filed no later than 60 days after the date this report is filed.

  (c)      Exhibits:   None



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                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HUNTSMAN PACKAGING CORPORATION



                              By: /s/ Ronald G. Moffitt
                                  --------------------------
                                  Ronald G. Moffitt
                                  Senior Vice President



June 3, 1998